Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the incorporation by reference in the Registration Statements of Netsmart Technologies, Inc. and Subsidiaries (the "Company") on Form S-3 (File No. 333-91907) and Form S-8 (File No. 333-96015) of our report dated February 3, 2003 on our audit of the consolidated financial statements of the Company as of December 31, 2003 and 2002, and for the years then ended which report is included in this Annual Report on Form 10-K.


/s/ Marcum & Kliegman LLP
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Marcum & Kliegman LLP
Woodbury, NY
February 26, 2004